Exhibit 10.2
Town Sports International, LLC
5 Penn Plaza, 4th Floor
New York, NY 10001
(212) 246-6700
March 1, 2011
Mr. Robert Giardina
c/o Town Sports International, LLC
5 Penn Plaza, 4th Floor
New York, NY 10001
Dear Bob:
     Reference is made to the Executive Severance Agreement (the “Severance Agreement”) dated March 2010 between you and Town Sports International, LLC (the “Company”). This letter amendment (“Amendment”) sets forth the terms of the amendment to the Severance Agreement that the Compensation Committee of the Board of Directors of Town Sports International Holdings, Inc., the parent of the Company, has approved.
1. Amendments.
     (a) Section 3(a)(1) of the Severance Agreement is amended in its entirety to read as follows:
“Unless otherwise provided herein, the Executive shall receive the following severance payments: An amount equal to the sum of one and one-half (1.5) times the Executive’s annual base salary as of the Executive’s Termination Date payable in eighteen (18) equal monthly installments (such eighteen-month period, the “Severance Period”), less all applicable withholding taxes, payable as described in Section 3(b) below; provided however, that the Severance Period shall immediately terminate, and no further amounts shall be due pursuant to this Section 3(a)(i) in the event Executive has materially breached any of the terms and conditions of this Agreement, including Section 4 hereunder.
     (b) The reference to “one year period” in the first sentence of Section 3(b)(i) of the Severance Agreement is deleted and replaced with “eighteen month period.”

2. Miscellaneous. All references to the Severance Agreement shall be references to the Severance Agreement as amended by this Amendment. Except as set forth herein, the Severance Agreement remains in full force and effect and is ratified in all respects.
     IN WITNESS WHEREOF, the parties have executed this Amendment, effective as of the date and year first above written.

TOWN SPORTS INTERNATIONAL, LLC
By:	/s/ Scott Milford
	Name:	Scott Milford
	Title:	Senior Vice President — Human Resources

Executive:
/s/ Robert Giardina
Robert Giardina

2